            L-3 ANNOUNCES AGREEMENT TO ACQUIRE THE TITAN CORPORATION

ADDS KEY C3ISR, TRANSFORMATIONAL, ENTERPRISE INFORMATION TECHNOLOGY AND
HOMELAND SECURITY SYSTEMS, PRODUCTS AND SERVICES TO L-3

NEW YORK--(BUSINESS WIRE)--June 3, 2005--L-3 Communications (NYSE: LLL - News)
announced today that it has signed a definitive agreement to acquire The Titan
Corporation (NYSE: TTN - News; "Titan") under which Titan's shareholders would receive $23.10 in cash per share of Titan common stock. The total transaction value on the completion date of the acquisition is expected to be approximately
$2.65 billion, including assumed debt. Titan's Board of Directors is unanimously recommending that Titan's shareholders approve the transaction.

Headquartered in San Diego, Titan is a leading provider of comprehensive national security solutions including information and communications systems solutions and services to the Department of Defense (DoD), intelligence agencies, the Department of Homeland Security (DHS) and other United States federal government customers. Titan offers services, systems and products for
Command, Control, Communications, Intelligence, Surveillance and Reconnaissance
(C3ISR), enterprise information technology and homeland security programs. Titan has approximately 12,000 employees, including over 9,000 personnel with U.S.
Government security clearances.

The transaction is expected to close in the second half of 2005, pending the satisfaction of certain closing conditions, including a majority of Titan's shareholders voting in favor of the transaction, the execution and court filing of definitive settlements of the lawsuits described below and customary regulatory approvals. The acquisition is expected to add approximately $2.7 billion of sales and $0.25 of diluted earnings per share to L-3's results of operations for the year ending December 31, 2006.

L-3 plans to finance the transaction with a combination of available cash, borrowings under its existing revolving credit facility, and the issuance of new debt securities. L-3 has obtained commitments for $2.0 billion of interim debt financing which, in addition to its cash on hand and available revolving credit, will be sufficient, if needed, to complete the acquisition prior to issuing the new debt securities.

Simultaneously with the execution of the acquisition agreement, Titan has entered into memoranda of understanding to settle securities law class actions and derivative suits pending in both Federal and State courts in California and the Delaware Court of Chancery.

"This acquisition is very strategic for L-3 because Titan is a major provider of intelligence services to the DoD and key U.S. intelligence agencies," said Frank
C. Lanza, chairman and chief executive officer of L-3 Communications.
"Additionally, Titan is a major provider of information technology, engineering services and products to the U.S. Army, Naval Air Systems Command (NAVAIR),
Naval Sea Systems Command (NAVSEA), Space and Naval Warfare Systems Command
(SPAWAR), U.S. Air Force Electronic Systems Command (ESC), Special Operations
Command (SOCOM) and U.S. Northern Command."

"Titan's business mix is complementary to L-3's with its focus on C3ISR, advanced and transformational products and enterprise information technology for a number of government agencies, including the DoD, Federal Aviation
Administration (FAA) and National Aeronautics and Space Administration (NASA),
in addition to its systems integration work."

"Titan also has significant special technology assets and resources. One of
Titan's key differentiators and valuable assets is its over 9,000 employees with
U.S. Government clearances, including over 5,000 employees with top secret and above clearances and more than 2,400 employees with special clearances --
focused on communications, networks, cryptology, signal intelligence, electronic warfare, data fusion, electromagnetic pulse science and analysis of weapons of mass destruction and simulation."

"Titan also has meaningful synergies with L-3's existing businesses, which should lead to growth opportunities in major areas," said Mr. Lanza. Those areas include C3ISR, naval warfare in both air and surface, technical services and network communications. Titan's capabilities will also broaden and enhance L-3's
DHS participation

in infrastructure protection and analysis of weapons of mass destruction and expand L-3's operational analysis and simulation offerings.

"Titan will enable L-3 to penetrate new customer areas, as well as expand on existing ones," said Mr. Lanza. He said that those customer areas include the
National Reconnaissance Office (NRO), National Security Agency (NSA), U.S.
Marine Corps, Federal Bureau of Investigation (FBI) and DoD Intelligence.

Some key Titan programs include:

     o    Titan's Integrated Broadcast Services (IBS) offers threat, targeting and situation awareness intelligence information to all levels of command. Its Joint Deployable Intelligence Support Systems (JDISS) III
          provides information sharing across the intelligence community. Titan also has the Enterprise Information Technology Contract (EITC) for
          U.S. Special Operations Command (USSOCOM) and provides Engineering
          Technical Support Services (ETSS) for the Air Force Information
          Warfare Center.

     o    For the Joint Range Extension, Titan's solution provided commanders with a view of the battle space at extended ranges, allowing forces to be coordinated, sequenced and deployed rapidly.

     o    Titan's Advanced Digital Waveform (ADW) provides increased data transport to support Unmanned Aerial Vehicles (UAVs) and to enhance weapons coordination and command and control of naval forces. Its
          Miniaturized Demand Assigned Multiple Access, "Mini-DAMA", terminals for the U.S. Navy are capable of passing information at three to four times previous rates.

     o    Titan also provides system-level solutions for a wide range of weapon, sensor, surveillance and reconnaissance systems and highly specialized information security and signal intelligence systems and services to the intelligence community. In addition, Titan conducts weapons effects analysis services and computer models for effects prediction.

     o    Titan is also the U.S. Government's leading supplier of linguists under U.S. Army Intelligence and Security Command's (INSCOM) Worldwide
          Linguist Support Contract.

     o    The company also is an industry leader in small, lightweight low-power signal intercept, direction finding and signal process systems for
          Signal Intelligence (SIGINT) applications.

     o    In Homeland Security, Titan provides command and control and information technology products as well as first responder vehicles.
          The company is also a first-tier subcontractor on the U.S. Visitor and
          Immigrant Status Indicator Technology (US VISIT) program.

     o    Additional Titan programs include:

          o    Systems Engineering Support for NAVAIR at Patuxent River

          o    Landing Craft Air Cushion Service Life Extension (LCAC)

          o    Worldwide Automated Logistics Support

          o    Technology for Homeland Security, Anti-Terrorism and Weapons of
               Mass Destruction

          o    C3I system engineering and technical support for SPAWAR and the
               U.S. Air Force

"Titan is unique among defense companies of similar size because it is broadly focused on several of the DoD transformation priorities," continued Mr. Lanza,
"and those priorities are focused on technologies that give the military a quantum leap in capability. Over the years, Titan's scientists and engineers have earned a fine reputation for supporting some of the DoD's key Research and
Development (R&D) efforts."

Mr. Lanza noted that Titan developed the X-Craft (Sea Fighter FSF 1) for the
U.S. Navy, a high-speed, 262-foot aluminum catamaran with a combined gas or diesel turbine propulsion plant, capable of speeds greater than 50 knots. Titan is developing a "cruise-like" loitering UAV, using commercial off-the-shelf
(COTS) components and

designed to carry a 200-pound warhead at extended ranges while remaining airborne and ready for rapid deployment for up to 24 hours. "While the future of these programs beyond the development stage is unknown," said Mr. Lanza, "the technology and concept of operations experience will be substantial. In addition, Titan's product base includes on-the-move SATCOM terminals, manpack radios, Telemetry, Tracking and Command (TT&C), SIGINT systems, electromagnetic pulse power products and irradiation systems."

"L-3's Government Services Group currently offers an impressive list of high-value services and the acquisition of Titan adds significantly to this base," said Mr. Lanza. Titan supports many enterprise information technology and modernization efforts within U.S. defense and intelligence communities, as well as mission critical networks for civilian agencies. Approximately 15% of Titan sales are non-DoD and 25% of sales are products.

Titan provides enterprise network management and engineering services across all of the USSOCOM communication and network infrastructures for data, voice and video. The company also assists the U.S. Treasury, Naval Supply Systems Command and others in providing a cashless environment on naval craft for sailors and marines deployed around the world. In addition, Titan provides systems and solutions for information assurance and e-government services for government agencies.

"Homeland security systems, products and services are already a significant part of L-3's growth strategy and the acquisition of Titan will expand our portfolio in major areas," said Mr. Lanza. He noted that L-3's existing portfolio for federal and local governments and agencies and first responders includes aviation, rail, cargo, port and maritime security, customs and border protection, crisis management, vehicles for command and control and bioterrorism, missile warning systems and communications for Deepwater U.S.
Coast Guard platforms.

Titan's portfolio of homeland security products and services includes communications systems for first responders that greatly facilitate interoperability and crisis response, emergency mobile command vehicles, command vehicles, and realistic training and exercise services for nationwide government customers. Titan also provides engineering, analytical support, systems development and integration of key systems to agencies, protecting the country against the threat of chemical and bioterrorism.

Titan is in the forefront of developing new homeland security technologies, including new digital data links between aircraft and ground, concealed weapons detectors, through-the-wall surveillance capabilities, buried mine detection devices, fissile material detectors and radio frequency (RF) attack warning chips.

Protecting U.S. cyber borders is a major Titan endeavor, in addition to working in the areas of intelligence information distribution, which integrates and fuses near real-time correlated intelligence data via satellite to intelligence agencies and combatant commanders worldwide.

CONFERENCE CALL

In conjunction with this release, L-3 Communications will host a conference call, which will be simultaneously broadcast live over the Internet. Frank C.
Lanza, chairman and chief executive officer, Michael T. Strianese, senior vice president and chief financial officer, and Cynthia Swain, vice president-corporate communications, will host the call today, Friday, June 3,
2005.

                             10:30 AM EDT
                              9:30 AM CDT
                              8:30 AM MDT
                              7:30 AM PDT

Listeners may access the conference call live over the Internet at the following web address:

http://www.talkpoint.com/viewer/starthere.asp?pres=110151
---------------------------------------------------------

Please allow fifteen minutes prior to the call to download and install any necessary audio software. The archived version of the call may be accessed at this site, or by dialing (888) 266-2081 domestically, or (703) 925-2533 internationally (passcode: 716057), beginning approximately three hours after the call ends through December 3, 2005.

Headquartered in New York City, L-3 Communications is a leading provider of
Intelligence, Surveillance and Reconnaissance (ISR) systems, secure communications systems, aircraft modernization, training and government services and is a merchant supplier of a broad array of high technology products. Its customers include the Department of Defense, Department of Homeland Security,
selected U.S. Government intelligence agencies and aerospace prime contractors.
To learn more about L-3 Communications, please visit the company's web site at
www.L-3Com.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the company's Safe Harbor Compliance Statement for Forward-looking Statements included in the company's recent filings, including Forms 10-K and 10-Q, with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and the company undertakes no obligation to update these forward-looking statements.

----------------
Contact:
     L-3 Communications
     Cynthia Swain, 212-697-1111
     or
     Financial Dynamics
     Investors:
     Eric Boyriven / Olivia Pirovano, 212-850-5600
     or
     Media:
     Evan Goetz, 212-850-5600